CONSENT OF INDEPENDENT AUDITORS

SES SOCIETE D'ENERGIE SOLAIRE SA
Geneva, Switzerland

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated February 23, 2007, of the following:

Our report to the Stockholders and Board of Directors of SES Societe D’Energie Solaire SA dated July 17, 2006 on the consolidated financial statements of the Company as at December 31, 2005 and 2004 and the consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended.

In addition, we also consent to the reference to our firm included under the heading “Experts” in this Registration Statement.

/s/BDO Visura
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BDO Visura

February 21, 2007